SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2003

ORBIT/FR, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22583	23-2874370
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

506 Prudential Road
Horsham, Pennsylvania 19044
(Address of principal executive offices)

(215) 674-5100
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On February 4, 2003, we received a letter from The Nasdaq Stock Market, Inc. notifying us that our common stock has failed to meet The Nasdaq SmallCap Market continued listing requirement for minimum market value of public float. We issued a press release on February 4, 2003, announcing our receipt of the letter from The Nasdaq Stock Market. The press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	Exhibit 99.1	Press release, dated February 4, 2003

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT/FR, INC.

Date:	February 5, 2003	By: /s/ Israel Adan
Israel Adan President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, Dated February 4, 2003